EXHIBIT 99.1

Broadwind Announces Fourth Quarter and Full-Year 2020 Results

CICERO, Ill., Feb. 25, 2021 (GLOBE NEWSWIRE) -- Broadwind (NASDAQ: BWEN), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the fourth quarter and full-year 2020.

FULL-YEAR 2020 RESULTS
(As compared to the full-year 2019)

  Wind tower sections sold, +23% y/y
  Total revenue of $198.5 million, +11% y/y
  Total gross profit of $18.0 million, +17% y/y
  Total non-GAAP adjusted EBITDA of $8.0 million, +11% y/y

FOURTH QUARTER 2020 RESULTS
(As compared to the fourth quarter 2019)

  Total revenue of $40.3 million, (18%) y/y
  Total gross profit of $2.7 million, (33%) y/y
  Total net loss of ($2.0) million, or ($0.12) per basic share
  Total non-GAAP adjusted EBITDA of $0.2 million, (87%) y/y
  Total cash and excess availability of $24.1 million, +27% y/y

For the three months ended December 31, 2020, Broadwind reported total sales of $40.3 million, a decline of 18.0% when compared to the prior-year period. The Company reported a net loss of ($2.0) million, or ($0.12) per basic share in the fourth quarter 2020, compared to a net loss of ($1.6) million, or ($0.09) per basic share, in the fourth quarter 2019.   The Company reported adjusted EBITDA, a non-GAAP measure, of $0.2 million in the fourth quarter 2020, compared to $1.8 million in the prior-year period.

Fourth quarter results were impacted by a delay in the delivery of a tower order to a new wind turbine customer, lower gearing demand and pandemic-related supply chain disruptions. Both Heavy Fabrications and Gearing Segment revenue declined on a year-over-year basis in the fourth quarter, partially offset by growth in the Industrial Solutions segment.

STRATEGY UPDATE

During 2020, the Company advanced a multi-year strategy to capitalize on favorable secular growth trends within the domestic wind energy market; further diversify consolidated revenues into complementary end-markets; improve operating efficiency and plant utilization; and maintain a disciplined capital structure positioned to support both organic and inorganic growth.

Capitalize on secular growth in wind energy.   Broadwind believes the domestic wind energy industry remains in the early stages of a multi-year investment cycle. During the next decade, the Company anticipates more than 80 GW of wind energy capacity additions will be added to the U.S. market, driven by a combination of new onshore and offshore wind turbine installations. The Company anticipates sustained corporate and industrial demand for renewable energy, together with a favorable policy backdrop, both representing significant long-term catalysts for secular growth within the renewables sector. As a tower supplier for three of the four largest wind turbine manufacturers operating in the U.S. market, the Company believes it remains well positioned to capitalize on increased demand for wind energy. To that end, wind tower orders increased by nearly $22 million in the fourth quarter 2020, when compared to the prior-year period.

Diversify sales mix.   As a leading precision manufacturer of structures, equipment and components for clean tech and other applications, the Company continues to further diversify its sales mix across a wide range of non-wind markets, including the industrial, mining and natural gas turbine markets. For the full-year 2020, revenue from customers in non-wind markets represented more than 30% of total revenue, up from 8% in 2016.

Achieve scale through efficiency.   The Company remains committed to operating its wind tower production facilities in Texas and Wisconsin at or near capacity, while reducing costs through continuous improvement initiatives. Given total current annual nameplate production capacity of 1,650 tower sections, plant utilization improved by more than 13% in the full-year 2020, when compared to the prior-year. Broadwind sold 1,150 tower sections in 2020, an increase of more than 23% versus the prior year when it sold 934 tower sections.

Disciplined capital management.  The Company continues to retain sufficient liquidity to support the ongoing operations of the business, together with potential organic and inorganic growth investments.   During the fourth quarter of 2020, the Company reduced total outstanding indebtedness under its line of credit by $6.4 million. Total cash and availability under the credit facility was $24.1 million as of December 31, 2020, versus $21.8 million as of September 30, 2020. As of December 31, 2020, the ratio of net debt to trailing twelve-month non-GAAP adjusted EBITDA was .2x, excluding $9.2 million in loans received under the Paycheck Protection Program.

MANAGEMENT COMMENTARY

“For the full-year 2020, total revenue, margin capture, free cash flow and non-GAAP adjusted EBITDA all increased versus the prior-year, as total wind tower section sales approached multi-year highs,” stated Eric Blashford, President and CEO of Broadwind. “Our proven technical capabilities, complete turnkey solutions, engineering expertise and production of complex fabrications across a wide range of industries represents a unique value proposition, one that continues to gain traction in the markets we serve.”

“Fourth quarter orders more than doubled versus the prior-year period to $36 million, driven mainly by more than $20 million of increased wind-related orders,” continued Blashford. “To date, we have booked more than 50% of our optimal wind tower production capacity for the full-year 2021.   We believe our gearing business has begun to recover, given improved order levels and elevated quoting activity.”

“The outlook for the domestic wind energy industry continues to improve, driven by increased commercial and industrial demand for renewables, together with bipartisan support for policies that seek to accelerate new investment in both onshore and offshore installations,” noted Blashford. “We remain a key participant in the clean energy transition, our long-term customer relationships with the world’s leading wind turbine original equipment manufacturers position us to benefit from a significant, multi-year investment cycle in carbon-neutral energy resource development.”

“During the past decade, wind has become one of the most efficient sources of energy available to the market, driven by continued technological advancements,” continued Blashford. “Given the improved competitiveness of wind as a viable, low-cost energy source, policymakers, including those in the current presidential administration, have expressed a commitment to driving increased investment in our industry. The recent one-year extension of the renewable electricity production tax credit (PTC), the introduction of an investment tax credit designed to subsidize offshore wind development, together with the United States’ recent decision to rejoin as a signatory under the Paris Climate Accord, each represent meaningful policy catalysts for our industry. Looking ahead, we expect any major stimulus plan intended to further subsidize domestic growth in renewable energy production would likely include a provision for the wind industry, representing a significant opportunity for Broadwind.”

“Exiting the year, we had more than $24 million in total cash and availability under our line of credit to support organic and inorganic growth opportunities,” continued Blashford. “Total net leverage declined to 0.2x at year-end 2020, assuming PPP loan forgiveness, versus 1.7x at year-end 2019.”

ORDERS AND BACKLOG

Total orders increased 119% year-over-year to $36 million in the fourth quarter of 2020, given growth in customer demand within the Heavy Fabrications segment, which benefited from increased demand for wind towers in the period. The Gearing segment experienced a year-over-year decline in fourth quarter orders, due mainly to lower economic activity and capital investment related to the COVID-19 pandemic. The Industrial Solutions segment also experienced a year-over-year decline in fourth quarter orders, mainly due to the timing of customer orders.

For the full-year 2020, total orders declined 33% versus the prior-year, as wind turbine original equipment manufacturers secured production capacity in 2019 in advance of historical lead times due to surging wind tower installation expectations in 2020.

Total backlog declined 6% sequentially in the fourth quarter of 2020 to $92.9 million. As of December 31, 2020, Heavy Fabrications represented approximately 77% of total Company backlog.

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large complex and precision fabrications to customers in a broad range of industrial markets. Key products include wind towers and industrial fabrications, including mining and material handling components and other frames/structures.

Heavy Fabrications segment sales declined by $7.8 million to $29.8 million in the fourth quarter of 2020, when compared to the prior year period, primarily due to a shift in the timing of a customer order. Total operating income increased $0.6 million to $1.6 million, when compared to the fourth quarter 2019, driven by an improvement in product mix sold which was partially offset by a decline in wind towers sold and continued supply chain challenges associated with the COVID-19 pandemic. Segment non-GAAP adjusted EBITDA increased $0.4 million to $2.7 million, when compared to the fourth quarter 2019.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales declined by $2.7 million to $4.9 million in the fourth quarter of 2020, when compared to the year-ago period, due to a pandemic-related slowing in economic activity across most major markets.   The Company currently anticipates a modest recovery in gearing demand during the first quarter 2021.    The Gearing segment reported an operating loss of ($1.9) million in 2020, versus operating income of $0.4 million in the prior-year period. Segment non-GAAP adjusted EBITDA declined by $2.5 million to ($1.5) million, when compared to the fourth quarter 2019.

Industrial Solutions Segment
Broadwind provides supply chain solutions, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market.

Industrial Solutions segment sales increased by $1.7 million to $5.8 million in the fourth quarter of 2020, when compared to the year-ago period, primarily driven by increased demand within the natural gas turbine market. Total operating income increased $1.3 million to $0.4 million in the fourth quarter of 2020, when compared to the prior-year period, given the absence of the accelerated amortization of the Red Wolf trade name in the prior year, higher revenue and improved expense management. Segment non-GAAP adjusted EBITDA increased $0.4 million to $0.5 million, when compared to the fourth quarter 2019.

FOURTH QUARTER AND FULL-YEAR 2020 CONFERENCE CALL

Broadwind will host a conference call today, February 25, 2021, at 11:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session. A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Broadwind’s website at www.BWEN.com/Investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Toll Free:	1-877-407-9716
Toll/International:	1-201-493-6779

To listen to a replay of the teleconference, which will be available through March 4, 2021:

Toll Free:	1-844-512-2921
Toll/International:	1-412-317-6671
Replay Pin Number:	13715739

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements.

Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following, many of which are, and will be, amplified by the COVID-19 pandemic: (i) the impact of global health concerns, including the impact of the current COVID-19 pandemic on the economies and financial markets and the demand for our products; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary, in light of the COVID-19 pandemic; (v) our ability to continue to grow our business organically and through acquisitions, and the impairment thereto by the impact of the COVID-19 pandemic; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security, including with respect to any remote work arrangements implemented in response to the COVID-19 pandemic; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary; (ix) our ability to realize revenue from customer orders and backlog; (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (xi) the economy, including its stability in light of the COVID-19 pandemic, and the potential impact it may have on our business, including our customers; (xii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xv) the effects of the change of administrations in the U.S. federal government; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xviii) our ability to utilize various relief options enabled by the CARES Act, including our ability to receive forgiveness of the Paycheck Protection Program Loans; (xix) the limited trading market for our securities and the volatility of market price for our securities; and (xx) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by our Current Report on Form 8-K filed April 17, 2020 and our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2020 and September 30, 2020. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash	$3,372	$2,416
Accounts receivable, net	15,337	18,310
Contract assets	2,253	-
Inventories, net	26,724	31,863
Prepaid expenses and other current assets	2,909	2,124
Total current assets	50,595	54,713
LONG-TERM ASSETS:
Property and equipment, net	45,195	46,940
Operating lease right-of-use assets	19,321	15,980
Intangible assets, net	4,186	4,919
Other assets	385	314
TOTAL ASSETS	$119,682	$122,866

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and other notes payable	$1,406	$12,917
Current portion of finance lease obligations	1,427	546
Current portion of operating lease obligations	1,832	1,326
Accounts payable	18,180	21,876
Accrued liabilities	6,307	4,911
Customer deposits	18,819	22,717
Total current liabilities	47,971	64,293
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	9,381	505
Long-term finance lease obligations, net of current portion	1,996	673
Long-term operating lease obligations, net of current portion	19,569	16,591
Other	104	44
Total long-term liabilities	31,050	17,813
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 17,211,498 and 16,830,930 shares issued as of December 31, 2020 and
December 31, 2019, respectively	17	17
Treasury stock, at cost, 273,937 shares as of December 31, 2020 and December 31, 2019,
respectively	(1,842)	(1,842)
Additional paid-in capital	384,749	383,361
Accumulated deficit	(342,263)	(340,776)
Total stockholders' equity	40,661	40,760
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$119,682	$122,866

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Revenues	$40,322	$49,253	$198,496	$178,220
Cost of sales	37,648	45,264	180,495	162,808
Gross profit	2,674	3,989	18,001	15,412

OPERATING EXPENSES:
Selling, general and administrative	4,309	4,314	16,846	16,086
Intangible amortization	183	1,074	733	1,683
Total operating expenses	4,492	5,388	17,579	17,769
Operating (loss) income	(1,818)	(1,399)	422	(2,357)

OTHER EXPENSE, net:
Interest expense, net	(330)	(390)	(1,984)	(2,309)
Other, net	126	138	123	118
Total other expense, net	(204)	(252)	(1,861)	(2,191)

Net loss before provision for income taxes	(2,022)	(1,651)	(1,439)	(4,548)
(Benefit) provision for income taxes	(55)	(24)	48	38
(LOSS) INCOME FROM CONTINUING OPERATIONS	(1,967)	(1,627)	(1,487)	(4,586)
INCOME FROM DISCONTINUED OPERATIONS	-	62	-	63
NET LOSS	$(1,967)	$(1,565)	$(1,487)	$(4,523)

NET LOSS PER COMMON SHARE - BASIC:
Loss from continuing operations	$(0.12)	$(0.09)	$(0.09)	$(0.28)
Income from discontinued operations	-	0.00	-	0.00
Net loss	$(0.12)	$(0.09)	$(0.09)	$(0.28)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	16,938	16,433	16,746	16,127

NET LOSS PER COMMON SHARE - DILUTED:
Loss from continuing operations	$(0.12)	$(0.09)	$(0.09)	$(0.28)
Income from discontinued operations	-	0.00	-	0.00
Net loss	$(0.12)	$(0.09)	$(0.09)	$(0.28)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	16,938	16,433	16,746	16,127

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Twelve Months Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,487)	$(4,523)
Income from discontinued operations	-	63
Loss from continuing operations	(1,487)	(4,586)

Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization expense	6,278	7,497
Deferred income taxes	(4)	(30)
Change in fair value of interest rate swap agreements	167	34
Stock-based compensation	1,156	958
Allowance for doubtful accounts	346	(63)
Common stock issued under defined contribution 401(k) plan	-	962
Gain on disposal of assets	-	(1)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	2,627	(792)
Contract assets	(2,253)	-
Inventories	5,139	(9,193)
Prepaid expenses and other current assets	(865)	(585)
Accounts payable	(3,320)	9,769
Accrued liabilities	1,229	1,105
Customer deposits	(3,898)	(790)
Other non-current assets and liabilities	76	236
Net cash provided by operating activities	5,191	4,521

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,547)	(1,844)
Proceeds from disposals of property and equipment	-	1
Net cash used in investing activities	(1,547)	(1,843)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	153,891	177,081
Payments on line of credit	(164,163)	(176,564)
Proceeds from long-term debt	9,530	-
Payments on long-term debt	(1,186)	(937)
Principal payments on finance leases	(992)	(1,024)
Proceeds from sale of common stock, net	232	-
Net cash used in financing activities	(2,688)	(1,444)
		-
Effect of foreign exchange rates	-

DISCONTINUED OPERATIONS:
Operating cash flows	-	5
Net cash provided by discontinued operations	-	5

NET INCREASE IN CASH	956	1,239
CASH beginning of the period	2,416	1,177
CASH end of the period	$3,372	$2,416

Supplemental cash flow information:
Interest paid	$1,449	$1,619
Income taxes paid	$81	$49

Non-cash activities:
Issuance of restricted stock grants	$1,156	$958
Equipment additions via finance lease	$3,196	$704
Non-cash purchases of property and equipment	$376	$552

BROADWIND, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
ORDERS:
Heavy Fabrications	$27,536	$5,260	$105,843	$179,657
Gearing	5,741	6,880	25,117	25,466
Industrial Solutions	2,682	4,273	17,922	16,426
Total orders	$35,959	$16,413	$148,882	$221,549

REVENUES:
Heavy Fabrications	$29,776	$37,590	$155,198	$128,686
Gearing	4,863	7,594	25,136	34,877
Industrial Solutions	5,783	4,075	18,299	14,664
Corporate and Other	(100)	(6)	(137)	(7)
Total revenues	$40,322	$49,253	$198,496	$178,220

OPERATING PROFIT/(LOSS):
Heavy Fabrications	$1,624	$1,074	$10,385	$1,861
Gearing	(1,948)	440	(3,883)	3,237
Industrial Solutions	385	(944)	881	(1,059)
Corporate and Other	(1,880)	(1,969)	(6,961)	(6,396)
Total operating profit/(loss)	$(1,819)	$(1,399)	$422	$(2,357)

BROADWIND, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

Consolidated	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net Loss From Continuing Operations	$(1,967)	$(1,625)	$(1,487)	$(4,586)
Interest Expense	330	390	1,984	2,309
Income Tax (Benefit) Provision	(55)	(24)	48	38
Depreciation and Amortization	1,518	2,491	6,279	7,497
Share-based Compensation and Other Stock Payments	395	530	1,161	1,956
Restructuring Costs	-	-	-	12
Adjusted EBITDA (Non-GAAP)	$221	$1,762	$7,985	$7,226

Heavy Fabrications Segment	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net Income	$1,270	$847	$7,949	$1,275
Interest Expense	79	106	356	296
Income Tax Provision	389	235	2,193	392
Depreciation	905	953	3,737	3,976
Share-based Compensation and Other Stock Payments	66	214	205	780
Restructuring Expense	-	-	-	12
Adjusted EBITDA (Non-GAAP)	$2,709	$2,355	$14,440	$6,731

Gearing Segment	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net (Loss)/Income	$(1,924)	$421	$(3,957)	$2,953
Interest Expense	11	24	100	281
Income Tax (Benefit) Provision	(35)	(5)	(26)	3
Depreciation and Amortization	459	509	1,961	1,981
Share-based Compensation and Other Stock Payments	30	86	86	390
Adjusted EBITDA (Non-GAAP)	$(1,459)	$1,035	$(1,836)	$5,608

Industrial Solutions Segment	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net Income/(Loss)	$391	$(931)	$824	$(1,071)
Interest Expense	21	1	39	2
Income Tax (Benefit) Provision	(38)	(15)	3	3
Depreciation and Amortization	111	995	430	1,362
Share-based Compensation and Other Stock Payments	39	81	103	122
Adjusted EBITDA (Non-GAAP)	$524	$131	$1,399	$418

Corporate and Other	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net Loss	$(1,704)	$(1,962)	$(6,303)	$(7,743)
Interest Expense	219	259	1,489	1,730
Income Tax (Benefit)/Provision	(371)	(239)	(2,122)	(360)
Depreciation and Amortization	43	34	151	178
Share-based Compensation and Other Stock Payments	260	149	767	664
Adjusted EBITDA (Non-GAAP)	$(1,553)	$(1,759)	$(6,018)	$(5,531)

CORPORATE CONTACT

Jason Bonfigt
Investor@BWEN.com